UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2013

VIRTUALSCOPICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8

Item 8.01	Other Events.

The board of directors (the “Board”) of VirtualScopics, Inc. (the “Company”) approved August 13, 2013, as the date of its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held in Rochester, New York. The Board also fixed the close of business on June 26, 2013, as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

Because the date of the Company’s 2013 Annual Meeting will be more than 30 days after the anniversary of its 2012 Annual Meeting, in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act. In order for a stockholder proposal under Rule 14a-8 to be considered timely, it must be received by the Company at its principal executive offices at 500 Linden Oaks, Rochester, New York 14625 no later than the close of business on June 28, 2013. Any such proposals must also comply with the rules of the Securities and Exchange Commission regarding inclusion of stockholder proposals in proxy materials, and any such proposal may be omitted if not in compliance with the applicable requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: June 14, 2013	By:	/s/ Molly Henderson
	Name:	Molly Henderson
	Title:	Chief Business & Financial Officer, Sr. Vice President